UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): December 18, 2007

TOWERSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hammarlund Way Middletown, RI		02842
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2007, George E. Kilguss, III resigned as the principal financial and accounting officer of Towerstream Corporation (the “Company”). Mr. Kilguss has agreed to serve as a consultant to the Company for a transitional period while it conducts a search for his successor.

On December 18, 2007, the Company appointed Maria Perry to serve as its interim principal financial and accounting officer. Ms. Perry, 45, has served as the Company’s controller since joining the Company in April 2007. From 2002 to 2007, Ms. Perry was an independent financial and accounting consultant for numerous public and private companies. She has over twenty years of experience in finance and accounting. During her career she has worked with both private and public companies including serving as Director of Business Analysis at Stanley Bostitch (NYSE:SWK). Early in her career she served as an auditor at Deloitte, Haskins & Sells. She graduated from the University of Delaware with a B.S. in Accounting and received her MBA in Finance from The University of Chicago.

Item 8.01      Other Events.

On December 18, 2007, the Company issued a press release announcing the resignation of Mr. Kilguss and the appointment of Maria Perry as the Company’s interim principal financial and accounting officer.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2007	TOWERSTREAM CORPORATION

	By:	/s/ Jeffrey M. Thompson
Jeffrey M. Thompson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 18, 2007